UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION


                         Washington, D.C. 20549


                                FORM 8-K


                             CURRENT REPORT



                   Pursuant to Section 13 or 15(d) of
                   the Securities Exchange Act of 1934



     Date of Report (Date of earliest event reported): July 14, 2004


                         EXCEL TECHNOLOGY, INC.
          .................................................

         (Exact name of Registrant as specified in Charter)


          Delaware                    0-19306            11-2780242
(State or other jurisdiction       (Commission         (I.R.S. Employer
      of Incorporation)            File Number)      Identification No.)


                 41 Research Way, E. Setauket, NY 11733
          ..................................................
          (Address of principal executive Offices) (zip code)


   Registrant's Telephone Number, including area code:  (631)-784-6175
                                                        ..............

                             Not applicable
      ............................................................
      (Former name or former address, if changed since last report)
















ITEM 7.    FINANCIAL STATEMENTS, PROFORMA FINANCIAL INFORMATION
           AND EXHIBITS

     (c)   Exhibits

     99.1  Press Release, dated July 14, 2004.


ITEM 12.   RESULTS OF OPERATIONS AND FINANCIAL CONDITION

     On July 14, 2004 the Registrant announced results for its first quarter ended June 30, 2004. A copy of the press release is attached as an exhibit.


                               SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            EXCEL TECHNOLOGY, INC.

Date: July 14, 2004
                                           By:/s/ Antoine Dominic
                                              ......................
                                              Antoine Dominic, President
                                              and Chief Executive Officer



                                            EXHIBIT 99.1 TO FORM 8-K

FOR IMMEDIATE RELEASE                       Contact:   J. Donald Hill,
                                                       Chairman
                                                              or
                                                       Investor Relations
                                                       631-784-6175

                   EXCEL TECHNOLOGY REPORTS RESULTS
                    FOR THE SECOND QUARTER OF 2004

East Setauket, NY, July 14, 2004 - Excel Technology, Inc. (NASDAQ: XLTC) today announced the results for the quarter ended June 30, 2004.
Revenues for the period were $34.2 million, an increase of 8.4%, from the $31.5 million for the same period in 2003. After tax profits were $4.1 million for the second quarter of this year as compared to $2.9 million in the same period last year. For the six months ended June 30, 2004 after tax profits were $8.1 million compared to $5.7 million for the same period in 2003. Net earnings per share on a diluted basis of $0.33 for the quarter were 37.5% higher than the $0.24 per share reported for the same period in 2003. For the six months ended June 30, earnings per share on a diluted basis were $0.65 in 2004 compared to $0.47 for the same period in 2003.

J. Donald Hill, Chairman, stated, " Our second quarter results were good. Relative to last year, revenue improved, profits rose sharply as did operating profit margins, and cash flow was again strongly positive. We remain focused on our operating and financial strengths, and executing our business plan."

Antoine Dominic, Chief Executive Officer, added, "The second quarter profit growth was more gratifying than our revenue growth. During the first half of 2004, the Company profits include expense related to Sarbanes Oxley, which effected the diluted earnings by $0.01 for the six months ended June 30, 2004. We need to improve on our revenue growth as we continue to invest in our marketing, sales and product strategies. During the quarter we generated cash of $3.1 million resulting in positive cash generation of $6.3 million for the first half of 2004. As of June 30, our cash balance was $32 million with no debt."

Dominic concluded, "We have invested and continue to invest in our sales and marketing programs but we have not realized returns that are satisfactory to us. Our goals are to continue to improve our product offerings and to expand our market presence for which we are always increasing our investments. Having experienced a good first half in 2004, the challenge is now to maintain and improve on these achievements in the future, specifically during the second half of 2004."

This news release contains forward-looking statements which are based on current expectations. Actual results could differ materially from those discussed or implied in the forward-looking statements as a result of various factors including future economic, competitive, regulatory, and market conditions, future business decisions, market acceptance of the Company's products, and those factors discussed in the Company's Form 10-K for the year ended December 31, 2003. In light of the significant uncertainties inherent in such forward-looking statements, they should not be regarded as a representation that the Company's objectives and plans will be achieved, and they should not be relied upon by investors when making an investment decision. Words such as "believes," "anticipates," "expects," "intends," "may," and similar expressions are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements.

Excel and its wholly owned subsidiaries manufacture and market photonics-based solutions, consisting of laser systems and electro-optical components, primarily for industrial/commercial and scientific applications.


                           FINANCIAL SUMMARY
                  (in thousands, except per share data)

                                      FOR THE QUARTER  FOR THE SIX MONTHS
                                       ENDED JUNE 30      ENDED JUNE 30
                                        (unaudited)        (unaudited)

                                        2004     2003      2004     2003

Net Sales                            $ 34,163 $ 31,514  $ 70,453 $ 62,951

Cost of Sales and Services           $ 17,502 $ 17,163  $ 37,304 $ 34,292
                                     ........ ........  ........ ........
Gross Profit                         $ 16,661 $ 14,351  $ 33,149 $ 28,659

Operating Expenses:
  Selling & Marketing                $  4,817 $  4,272  $  9,598 $  8,460
  General & Administrative           $  2,927 $  2,724  $  5,731 $  5,356
  Research and Development           $  3,401 $  3,131  $  6,765 $  6,436
                                     ........ ........  ........ ........
Operating Income                     $  5,516 $  4,224  $ 11,055 $  8,407

Other Income/Expense                 $  (271) $  (151)  $  (505) $  (352)
                                     ........ ........  ........ ........
Pre-Tax Income                       $  5,787 $  4,375  $ 11,560 $  8,759

Provision for Income Taxes           $  1,736 $  1,509  $  3,462 $  3,044
                                     ........ ........  ........ ........
Net Income                           $  4,051 $  2,866  $  8,098 $  5,715
                                     ........ ........  ........ ........
                                     ........ ........  ........ ........

Net Income Per Common Share-Diluted  $   0.33 $   0.24  $   0.65 $   0.47

Weighted Average Common
  Shares Outstanding-Diluted           12,449   12,178    12,447   12,173


                BALANCE SHEET & SELECTED FINANCIAL DATA

                                         JUNE 30, 2004  DECEMBER 31, 2003
                                         .............  .................
                                           (unaudited)

Cash and Equivalents                          $ 32,047           $ 25,740

Accounts Receivable                           $ 25,155           $ 21,917

Inventory                                     $ 26,525           $ 25,038

Other Current Assets                          $  2,515           $  2,314
                                              ........           ........
Total Current Assets                          $ 86,242           $ 75,009

Property, Plant & Equipment, net              $ 26,988           $ 27,665

Other Non-Current Assets & Goodwill           $ 30,998           $ 31,064
                                              ........           ........
Total Assets                                  $144,228           $133,738
                                              ........           ........
                                              ........           ........

Accounts Payable                              $  6,043           $  4,801

Accrued Expenses and Other
  Current Liabilities                         $ 10,643           $ 10,668
                                              ........           ........
Total Current Liabilities                     $ 16,686           $ 15,469

Other Non-Current Liabilities                 $    991           $    997

Common Stock & Additional Paid-in-Capital     $ 49,532           $ 47,526

Retained Earnings                             $ 75,711           $ 67,613

Other Stockholder's Equity                    $  1,308           $  2,133
                                              ........           ........

Total Liabilities & Stockholders' Equity      $144,228           $133,738
                                              ........           ........
                                              ........           ........

Working Capital                               $ 69,556           $ 59,540

Current Ratio                                     5.17               4.85